Exhibit 32.2

Ex. 32.2: Certificate of the Chief Financial Officer of Mobileye Global Inc. pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Annual Report on Form 10-K of Mobileye Global Inc. for the year ended December 28, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Moran Shemesh Rojansky, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Mobileye Global Inc.
Date: February 13, 2025	By:	/s/ Moran Shemesh Rojansky
Moran Shemesh Rojansky
Chief Financial Officer
(Principal Financial and Accounting Officer)